UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2015

FIRST NATIONAL MASTER NOTE TRUST

FIRST NATIONAL FUNDING LLC

FIRST NATIONAL BANK OF OMAHA

(Exact name of Issuing Entity, Depositor/Registrant and Sponsor, as specified in their respective charters)

Nebraska

(State of Incorporation)

333-190096, 333-190096-01	02-0598125 (First National Funding LLC)
(Commission File Number for Registrant and Issuing Entity, respectively)	(IRS Employer Identification No.)

1620 Dodge Street Stop Code 3395, Omaha, Nebraska	68197
(Address of principal executive offices)	(Zip Code)

(402) 341-0500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

First National Funding LLC (“Funding”) entered into an Underwriting Agreement, dated September 10, 2015 (“Underwriting Agreement”), among Funding, First National Bank of Omaha, RBC Capital Markets, LLC and J.P. Morgan Securities LLC relating to the Class A Series 2015-1 Asset Backed Notes (the “Offered Notes”), a copy of which is filed with this Form 8-K as Exhibit 1.1, issued by First National Master Note Trust (the “Issuer”) described in the related Prospectus dated September 10, 2015 and the related Prospectus Supplement dated September 10, 2015.

Item 8.01	Other Events

The Registrant is filing Exhibits 5.1 and 8.1 in connection with the offer and sale of the Offered Notes.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

EXHIBIT NO.	DOCUMENT DESCRIPTION

1.1	Underwriting Agreement dated September 10, 2015, among First National Funding LLC, First National Bank of Omaha, RBC Capital Markets, LLC and J.P. Morgan Securities LLC, individually and as representatives of the several underwriters

5.1	Opinion of Kutak Rock LLP regarding the legality of the Notes

8.1	Opinion of Kutak Rock LLP regarding certain tax matters

23.1	Consent of Kutak Rock LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2015	FIRST NATIONAL FUNDING LLC, as Depositor

	By:	First National Funding Corporation, Managing Member

	By	/s/ Karlyn M. Knieriem
Karlyn M. Knieriem, Senior Vice President

EXHIBIT INDEX

Exhibit No.	Document Description

Exhibit 1.1	Underwriting Agreement

Exhibit 5.1	Opinion of Kutak Rock LLP with respect to legality

Exhibit 8.1	Opinion of Kutak Rock LLP with respect to tax matters

Exhibit 23.1	Consent of Kutak Rock LLP (included in Exhibits 5.1 and 8.1)